    As filed with the Securities and Exchange Commission on December 22, 1997
                                             Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           ---------------------------

                             GERBER SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

            Connecticut                                   06-0640743
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                               83 Gerber Road West
                             South Windsor, CT 06074
                                 (860) 644-1551
               (Address, including zip code, and telephone number
                         of Principal Executive Offices)

             GERBER SCIENTIFIC, INC. AND PARTICIPATING SUBSIDIARIES
                   401(K) MAXIMUM ADVANTAGE PROGRAM AND TRUST
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997
                                       and
             GERBER SCIENTIFIC, INC. AND PARTICIPATING SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plans)
                    ----------------------------------------

                          Richard F. Treacy, Jr., Esq.
                               83 Gerber Road West
                             South Windsor, CT 06074
                                 (860) 644-1551
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------
                                             Proposed         Proposed       Amount of
Title of                                     maximum          maximum        registration
securities              Amount               offering         aggregate      fee
to be                   to be                price            offering
registered              registered           per share(2)     price(2)
Common Stock
($1 Par value)          500,000 shares(1)(3) $19.25           $9,625,000     $2,840
-----------------------------------------------------------------------------------------

(1) 350,000 of such shares are to be offered and sold pursuant to the 401(k) Maximum Advantage Program and Trust and 150,000 of such shares are to be offered and sold pursuant to the Deferred Compensation Plan.
(2) Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the New York Stock Exchange on December 17, 1997, a date within five business days of the date on which this registration statement is being filed.
(3) Plus, (a) in accordance with Rule 416 of the Securities Act of 1933, as amended, such indeterminate number of additional shares as may become issuable pursuant to anti-dilution provisions of the Plans and (b) an indeterminate amount of interests to be offered or sold pursuant to the Gerber Scientific, Inc. (401)k Maximum Advantage Program and Trust and the Deferred Compensation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                                EXPLANATORY NOTE



         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended April 30, 1997.

         (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 1997 and October 31, 1997.

         (3) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Annual Report on Form 10-K.

         (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company together with all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Sections 33-770 to 33-778 of the Connecticut Business Corporation Act gives corporations the power to indemnify officers and directors under certain circumstances. Article III of the Company's by-laws provides for indemnification of officers and directors of the Company to the fullest extent permitted by applicable law. Further, the 401(k) Maximum Advantage Program and Trust provides for indemnification of all plan fiduciaries (which may include Company officers and directors) by the Company against any and all liabilities resulting from any action or inaction, (including a plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the plan upon its termination), in relation to the plan or trust (i) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the plan or its assets, and amounts paid in any settlement relating to the plan or its assets, but (ii) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence


                                   - II-4 -
or willful misconduct of the Trustee, or breaches by the Trustee of its fiduciary duties or violations under ERISA. The Company shall have the right, but not the obligation, to conduct the defense of any action to which such indemnification applies. The plan fiduciaries are not entitled to indemnity from the plan assets relating to any such action. The Deferred Compensation Plan provides for indemnification of members of the Company's plan administrative committee (which may include officers and directors), from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Company's Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the plan, so long as such duty, act or decisions does not involve gross negligence or willful misconduct on the part of any such individual. In addition, the Company maintains directors' and officers' reimbursement and liability insurance with National Union Fire Insurance Company pursuant to standard form policies with an aggregate limit of $25 million.


Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

      4.1 Gerber Scientific, Inc. and Participating Subsidiaries 401(k) Maximum Advantage Program and Trust

      4.2 Gerber Scientific, Inc. and Participating Subsidiaries Deferred Compensation Plan

      5.1     (a) No opinion of counsel is required inasmuch as all shares of the Company's Common Stock to be offered and sold under the Plans will be obtained in open market transactions and none will be original issue securities.

              (b) The registrant will submit, or has submitted, the 401(k)
                  Maximum Advantage Program and Trust and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify and/or continue to maintain the qualified status of such Plan.

      23.2        Consent of KPMG Peat Marwick LLP

      24          Power of Attorney


Item 9.  Undertakings

      (a)    The undersigned registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)   to include any prospectus required by Section

                                   - II-5 -

                   10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or

                                   - II-6 -
proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   - II-7 -

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Windsor, State of Connecticut, on December 12, 1997.


                                    GERBER SCIENTIFIC, INC.


                                    By: /s/ George M. Gentile
                                       -----------------------------------------
                                            George M. Gentile
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints George M. Gentile and Richard F. Treacy, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                           Date



/s/ George M. Gentile         Chairman of the Board           December 22, 1997
------------------------      and Chief Executive Officer
George M. Gentile             (Principal Executive Officer)


/s/ Gary K. Bennett           Senior Vice President,          December 22, 1997
------------------------      Finance; Treasurer and
Gary K. Bennett               Corporate Controller
                              (Principal Financial and
                              Accounting Officer)

                                   - II-8 -


/s/ Michael J. Cheshire
-----------------------        Director                       December 22, 1997
Michael J. Cheshire

/s/ A. Robert Towbin
-----------------------        Director                       December 22, 1997
A. Robert Towbin


/s/ David J. Gerber
-----------------------        Director                      December 22, 1997
David J. Gerber



-----------------------        Director                      December __, 1997
Edward E. Hood, Jr.



-----------------------        Director                      December __, 1997
William Jerome Vereen



/s/ David J. Logan
-----------------------        Director                      December 22, 1997
David J. Logan


/s/ Donald P. Aiken
-----------------------        Director                      December 17, 1997
Donald P. Aiken


/s/ Carole F. St. Mark
-----------------------        Director                      December 22, 1997
Carole F. St. Mark


                                   - II-9 -

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the 401(k) Maximum Advantage Program and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Windsor, State of Connecticut, on December 22, 1997.

                               GERBER SCIENTIFIC, INC. AND PARTICIPATING
                               SUBSIDIARIES 401(k) MAXIMUM ADVANTAGE PROGRAM AND TRUST


                                By /s/ Gary K. Bennett
                                  ------------------------------
                                  Gary K. Bennett
                                  Member of the Committee duly
                                  authorized to administer the Plan



                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Deferred Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Windsor, State of Connecticut, on December 22, 1997.

                                GERBER SCIENTIFIC, INC. AND PARTICIPATING
                                SUBSIDIARIES DEFERRED COMPENSATION PLAN


                                By /s/ Gary K. Bennett
                                  ------------------------------
                                  Gary K. Bennett
                                  Member of the Committee duly
                                  authorized to administer the Plan



                                   - II-10 -

                                  EXHIBIT INDEX
         Exhibit Number    Description of Exhibit

         4.1               Gerber Scientific, Inc. and Participating
                           Subsidiaries 401(k) Maximum Advantage Program and
                           Trust

         4.2               Gerber Scientific, Inc. and Participating
                           Subsidiaries Deferred Compensation Plan

         23.2              Consent of KPMG Peat Marwick LLP

         24                Power of Attorney (included on signature page)

                                   - II-11 -